NRG North American Expected 2002 Margin and Fixed Cost Comparison



$300
$200
$100
$0
Million's
January
February
March
April
May
June
July
August
September
October
November
December
Merchant Gross Margin
Contracted Gross Margin
Fixed Cost Trend

April 24, 2002